UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 10, 2014
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Amkor Technology, Inc. for the three months and year ended December 31, 2013, and forward-looking statements relating to the first quarter and full year 2014 as presented in a press release dated February 10, 2014. The information in this Form 8-K and the exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Exhibit 99.1 discloses EBITDA, free cash flow, adjusted gross margin, adjusted net income and adjusted earnings per diluted share. EBITDA, free cash flow, adjusted gross margin, adjusted net income and adjusted earnings per diluted share are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). We define EBITDA as net income attributable to Amkor before interest expense, income tax expense, depreciation and amortization. EBITDA is not defined by U.S. GAAP. We believe EBITDA to be relevant and useful information to our investors because it provides them with additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. Adjusted gross margin, adjusted net income and adjusted earnings per diluted share exclude the impact of the loss contingency we recognized related to our pending patent license litigation. However, these measures have limitations, including that they exclude the charges accrued for the patent license litigation, which is an amount that the company may ultimately have to pay in cash. Furthermore, the factors affecting the calculation of the potential damages for the patent license litigation are complex and subject to determination by the arbitration panel and the courts. Therefore, the final amount of the loss may be more or less than the amount we have recognized. These non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP. Furthermore, our definitions of EBITDA, free cash flow, adjusted gross margin, adjusted net income and adjusted earnings per diluted share may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in our press release have been reconciled to the nearest U.S. GAAP measure as required under Securities and Exchange Commission rules regarding the use of non-GAAP financial measures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of Press Release dated February 10, 2014, which is furnished (not filed) herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Joanne Solomon
Joanne Solomon
Executive Vice President and Chief Financial Officer

Date: February 10, 2014

EXHIBIT INDEX:

Exhibit	Description
99.1	Text of Press Release dated February 10, 2014, which is furnished (not filed) herewith.